SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

NEPTUNE WELLNESS SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Québec	001-33526	98-1504882
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

545 Promenade du Centropolis Suite 100 Laval, Québec Canada	H7T 0A3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (450) 687-2262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NEPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 30, 2023, Neptune Wellness Solutions Inc. (the “Company”) received a letter from the staff of the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ Staff”) indicating that unless the Company requests a hearing before the NASDAQ Listing Qualifications Panel (“Panel”) by December 7, 2023, the Company's common stock would be subject to delisting based upon its non-compliance with NASDAQ's Minimum Bid Requirement (as defined below) and NASDAQ’s Stockholders’ Equity Requirement (as defined below), as set forth in NASDAQ Listing Rules 5550(a)(2) and 5550 (b)(1), respectively.

The notification specified that the Company is not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market (NASDAQ Listing Rule 5550(a)(2)), as the bid price for the company’s common shares on Nasdaq closed below US$1.00 (the "Minimum Bid Requirement") for 30 consecutive trading days. As the Company previously implemented two reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, it is not eligible for any compliance period specified in Rule 5810(c)(3)(A).

In addition, as previously disclosed, the Company received notification on July 19, 2023, that it was not in compliance with the minimum stockholders’ equity requirement (NASDAQ Listing Rule 5550(b)(1)), as the Company's stockholders’ equity was below the minimum US$2.5 million required (the "Stockholders’ Equity Requirement"). The Company was provided 180 calendar days, or until January 16, 2024, to regain compliance with the Stockholders’ Equity Requirement. This deficiency serves as an additional and separate basis for delisting.

The Company intends to appeal the determination made by the NASDAQ Staff on or before December 7, 2023, pursuant to the procedures set forth in the NASDAQ Listing Rules. The Nasdaq Listing Rules provide that the Company may request a hearing before the Panel, and such hearing request will stay the suspension of the Company's securities pending the Panel's decision. There can be no assurance as to the success or outcome of the hearing request.

The Company issued a press release on December 4, 2023, disclosing receipt of the November 30, 2023 letter from NASDAQ. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K

Exhibit Number	Description
99.1	Press Release, dated December 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPTUNE WELLNESS SOLUTIONS INC.

Date: December 5, 2023	By:	/s/ John S. Wirt
	Name:	John S. Wirt
	Title:	Chief Legal Officer